UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012 (January 25, 2012)

CUBESMART
CUBESMART, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000

Wayne, Pennsylvania 19087
(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, the Compensation Committee of the Company’s Board of Trustees granted equity-based awards to certain officers under the Company’s Amended and Restated 2007 Equity Incentive Plan pursuant to a Performance-Vested Restricted Share Unit Agreement (“RSU Agreement”).  The following named executive officers received grants of Performance-Vested Restricted Share Units (“RSU”) at the Target levels indicated:

Named Executive Officer:	Target Performance Vested RSU Grant:
Christopher P. Marr	11,905
Timothy M. Martin	8,658
Jeffrey P. Foster	6,494

The actual number of shares, if any, delivered to recipients of awards will depend on the Company’s total shareholder return (measured by reference to the change in the Company’s share price and dividends) during the measurement period specified in the RSU Agreement, subject to satisfaction by the recipient of the vesting conditions in the RSU Agreement.

We have attached the form of RSU Agreement as Exhibit 10.1 to this Form 8-K and incorporate it by reference into this Item 5.02.

The RSUs awarded to our named executive officers represent approximately one-third of the overall value of the equity-based incentives awarded to them at the January 25th meeting, with the remaining two-thirds in value of the equity awards being split approximately evenly between options and time-vested restricted shares.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Performance-Vested Restricted Share Unit Agreement

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: January 31, 2012	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal Officer &
Secretary

CUBESMART, L.P.

Date: January 31, 2012		By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal Officer &
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance-Vested Restricted Share Unit Agreement